UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2014

ARNO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52153	52-2286452
(Commission File Number)	(IRS Employer
Identification No.)

200 Route 31 North, Suite 104
Flemington, NJ 08822

(Address of principal executive offices and Zip Code)

(862) 703-7170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2014, the Board of Directors (the “Board”) of Arno Therapeutics, Inc. (the “Company”) appointed Dr. Alexander Zukiwski as a director of the Company. The Board also appointed Dr. Zukiwski as the Company’s Chief Executive Officer. Dr. Zukiwski, who had served as the Company’s interim Chief Executive Officer since July 2014, will also continue in his role as the Company’s Chief Medical Officer, a position he has held since June 2011.

Dr. Zukiwski does not have a family relationship with any member of the Board or any executive officer of the Company, and since the beginning of the Company’s last fiscal year, neither Dr. Zukiwski nor any of his immediate family has been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K. Biographical, compensation and other information pertaining to Dr. Zukiwski contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 under “Item 10. Directors and Executive Officers” is incorporated by reference.

On November 28, 2014, Randy H. Thurman, notified the Company that he was resigning from the Board, effectively immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2014

Arno Therapeutics, Inc.

By:	/s/ Lawrence Kenyon
Lawrence Kenyon
Chief Operating Officer and Chief Financial Officer